FOR IMMEDIATE RELEASE

CONTACT:	Christi Cowdin
Director, Corporate Communications & Investor Relations
(248) 593-8810
ccowdin@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2018
Business Update

▪	Completed term loan amendment to allow for increased covenant flexibility

▪	Completed second lien term loan agreement to provide additional liquidity to support 2019 business plan

▪	Named Barry Steele permanent Chief Financial Officer

▪	Net sales of $850.0 million, down 4.8 percent

▪	Net sales declined 6.0 percent in constant currency(1)

▪	Operating loss of $170.4 million, or 20.0 percent of net sales,

▪	Adjusted operating profit(2) of $5.3 million, or 0.6 percent of net sales

▪	Diluted loss per share of $8.14

▪	Adjusted diluted loss per share(3) of $1.38

Troy, Michigan, March 18, 2019 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported fourth quarter and full-year financial results for 2018.
"This past year, we took considerable steps to improve operational performance, reset the business in the U.S., and establish a foundation for top- and bottom-line growth in 2019 and beyond," commented Carl Bizon, President and Chief Executive Officer of Horizon Global. “As Interim CEO and then permanent CEO since October, we made impactful changes to our leadership team, including new leaders in Europe-Africa, and, most recently, the addition of Barry Steele as our new permanent CFO. We completed the action plan for the Americas and are now delivering efficiently from our primary U.S. distribution center in Kansas City, with past due orders in the Americas decreased to less than $6.0 million at the end of 2018 from $8.5 million at the end of the third quarter and a seasonal peak of $26.0 million.

“In Europe-Africa, new leadership is making meaningful progress on a series of business improvement initiatives intended to significantly impact operations for improved long-term performance in the region. These business improvement initiatives will take time and attention to complete, but, in the end, we believe they will optimize operations, improve product quality, and reduce costs. A major focus remains on supply chain and logistics to improve the overall efficiency of our operations. We remain optimistic about our team’s ability to drive positive momentum in the segment over time.”

Bizon continued, “Our Asia-Pacific segment continued to perform well in 2018, and, in the fourth quarter, this segment was awarded multiple meaningful contracts, which represent annualized revenue of approximately $10.4 million. The momentum in this region continues, and we expect another solid year of performance in 2019. With the continued momentum in Asia-Pacific, a return to growth in the Americas, progress on the turnaround in Europe-Africa, and the recently completed financing to support our business plan, we look forward to delivering value to our shareholders.”

2018 Fourth Quarter Segment Results
Horizon Americas. Net sales decreased 19.7 percent, with this decrease attributable to higher volume shipments in 2017 related to a year-end sales promotion program that was not repeated in 2018, higher customer sales allowances, higher retail penalties and the 2017 divestiture of the Broom and Brush business. On a constant currency basis(1), net sales decreased 19.3 percent. During 2018, the Americas reported an operating loss of $11.6 million as compared to operating profit of $5.2 million in 2017. The 2018 result included special items including $5.8 million in retail penalties and restructuring expenses of $2.1 million. During 2017, there were no retail fines and penalties and restructuring charges were only $1.1 million. Adjusting for these expenses, adjusted operating loss(2) in 2018 was $3.7 million compared with adjusted operating profit of $6.6 million in 2017. This decrease in adjusted operating profit was due to the lower sales, higher freight and material costs not recaptured by pricing increases and higher labor costs in the Kansas City distribution center during 2018 and a benefit in 2017 from the reversal in accrued bonuses. These were partially offset by headcount and other expense reduction initiatives.
Horizon Europe-Africa. Net sales decreased 8.3 percent which included unfavorable currency translation. On a constant currency basis(1), net sales decreased by 5.3 percent, mainly due to soft aftermarket sales particularly in the United Kingdom where Brexit has eroded consumer spending. Operating loss during 2018 was $16.5 million compared to $7.7 million during 2017. The 2018 loss included $4.2 million in special items compared to $3.2 million during 2017. Special items during 2018 mainly included restructuring expense of $1.8 million and impairment of intangible assets of $1.0 million whereas special items during 2017 mainly included $1.9 million in severance costs and $0.9 million in restructuring. On an adjusted basis, the operating loss was $12.3 million and $4.6 million for 2018 and 2017, respectively. The higher adjusted operating loss(2) was driven by settlements of legacy Westfalia claims, higher input costs such as freight and unfavorable revenue mix.
Horizon Asia-Pacific. Net sales decreased 1.6 percent, but increased 4.0 percent on a constant currency basis(1), attributable, in part, to strong OE and retail sales volume. Operating profit of $5.2 million, or 15.3 percent of net sales, declined slightly mainly due to the lower currency translation offset partially by the higher sales volume. Adjusted operating profit(2) of $5.5 million, or 15.9 percent of net sales, was consistent with the prior year.
2019 Full-Year Outlook
Bizon concluded, “We are optimistic regarding our outlook for the year, although we are experiencing a slow start to the prime spring and summer selling season in the U.S. due to cold and wet weather conditions impacting numerous industries. With our new financing in place, providing the liquidity and capital flexibility we need to execute our business plan, we have a stronger foundation from which to operate in the coming year. Our senior leadership team is now fully transitioned with the addition of a permanent CFO, and we are operating as one team with one goal to complete the operational turnaround at Horizon Global. We remain focused on providing the best products and service to our customers and end-users, ultimately translating to enhanced value for our shareholders.”
Conference Call Details
Horizon Global will host a conference call regarding fourth quarter and full year 2018 earnings on Monday, March 18, 2019 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 7447016.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 7447016. The telephone replay will be available approximately two hours after the end of the call and continue through April 1, 2019.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage our employees and create value for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,200 employees in 37 facilities across 18 countries.

For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s ability to regain compliance with the NYSE’s continued listing standards and maintain such compliance; the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions, including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the spin-off from TriMas Corporation; the success of our Action Plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company's exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt, including the requirement to reduce its first lien term loan, or obtain any amendments or waivers thereto; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(2)
Please refer to “Company and Business Segment Financial Information,” which details certain costs, expenses, other charges, gains or income, collectively described as ‘’Special Items,’’ that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit excluding these Special Items to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

(3)
Appendix I details certain costs, expenses, other charges, gains or income, collectively described as “Special Items,” that are included in the determination of net income under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$27,650	$29,570
Receivables, net of allowance for doubtful accounts of approximately $5.1 million and $3.1 million at December 31, 2018 and December 31, 2017, respectively	108,340	91,770
Inventories, net	173,690	171,500
Prepaid expenses and other current assets	9,690	10,950
Total current assets	319,370	303,790
Property and equipment, net	102,280	113,020
Goodwill	12,660	138,190
Other intangibles, net	78,050	90,230
Deferred income taxes	2,690	4,290
Other assets	6,300	11,510
Total assets	$521,350	$661,030
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$13,860	$16,710
Accounts payable	123,130	138,730
Accrued liabilities	65,820	53,070
Total current liabilities	202,810	208,510
Long-term debt	350,650	258,880
Deferred income taxes	14,150	14,870
Other long-term liabilities	19,960	38,370
Total liabilities	587,570	520,630
Commitments and contingencies (See Notes 13 and 14)		—
Total Horizon Global shareholders' equity (deficit)	(63,720)	141,890
Noncontrolling interest	(2,500)	(1,490)
Total shareholders' equity (deficit)	(66,220)	140,400
Total liabilities and shareholders' equity	$521,350	$661,030

Horizon Global Corporation
Consolidated Statements of Loss
(Dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net sales	$171,960	$195,990	$849,950	$892,980
Cost of sales	(157,720)	(159,870)	(706,070)	(685,380)
Gross profit	14,240	36,120	143,880	207,600
Selling, general and administrative expenses	(40,140)	(37,340)	(185,360)	(171,620)
Net loss on dispositions of property and equipment	(2,140)	(890)	(2,140)	(1,220)
Impairment of goodwill and intangible assets	(1,000)	—	(126,770)	—
Operating profit (loss)	(29,040)	(2,110)	(170,390)	34,760
Other expense, net:
Interest expense	(7,950)	(5,760)	(27,740)	(22,410)
Loss on extinguishment of debt	—	—	—	(4,640)
Other expense, net	(3,890)	(170)	(13,130)	(2,730)
Other expense, net	(11,840)	(5,930)	(40,870)	(29,780)
Income (loss) before income tax	(40,880)	(8,040)	(211,260)	4,980
Income tax benefit (expense)	(6,100)	(13,100)	6,360	(9,750)
Net loss	(46,980)	(21,140)	(204,900)	(4,770)
Less: Net loss attributable to noncontrolling interest	(220)	(300)	(940)	(1,220)
Net loss attributable to Horizon Global	$(46,760)	$(20,840)	$(203,960)	$(3,550)
Net loss per share attributable to Horizon Global:
Basic	$(1.86)	$(0.84)	$(8.14)	$(0.14)
Diluted	$(1.86)	$(0.84)	$(8.14)	$(0.14)
Weighted average common shares outstanding:
Basic	25,127,022	24,937,748	25,053,013	24,781,349
Diluted	25,127,022	24,937,748	25,053,013	24,781,349

Horizon Global Corporation
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Twelve months ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(204,900)	$(4,770)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisition impact:
Net loss on dispositions of property and equipment	2,140	1,220
Impairment of goodwill and intangible assets	126,770	—
Depreciation	16,440	14,930
Amortization of intangible assets	8,940	10,410
Amortization of original issuance discount and debt issuance costs	8,330	6,940
Deferred income taxes	1,360	(100)
Non-cash compensation expense	1,550	3,630
Loss on extinguishment of debt	—	4,640
Amortization of purchase accounting inventory step-up	—	420
(Increase) decrease in receivables	(21,890)	(9,540)
(Increase) decrease in inventories	(7,530)	(17,710)
(Increase) decrease in prepaid expenses and other assets	6,940	1,410
Increase (decrease) in accounts payable and accrued liabilities	(6,770)	3,540
Other, net	(1,880)	(860)
Net cash (used for) provided by operating activities	(70,500)	14,160
Cash Flows from Investing Activities:
Capital expenditures	(13,870)	(27,290)
Acquisition of businesses, net of cash acquired	—	(19,800)
Net proceeds from disposition of product line, property and equipment	200	6,350
Net cash used for investing activities	(13,670)	(40,740)
Cash Flows from Financing Activities:
Proceeds from borrowing on credit facilities	23,380	52,310
Repayments of borrowings on credit facilities	(28,520)	(50,910)
Proceeds from Term B Loan, net of issuance costs	45,430	—
Repayments of borrowings on Term B Loan, including transaction fees	(9,090)	(189,760)
Proceeds from ABL Facility, net of issuance costs	87,930	139,100
Repayments of borrowings on ABL Facility	(36,380)	(129,100)
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	—	79,920
Repurchase of common stock	—	(10,000)
Proceeds from issuance of Convertible Notes, net of issuance costs	—	121,130
Proceeds from issuance of Warrants, net of issuance costs	—	20,930
Payments on Convertible Note Hedges, inclusive of issuance costs	—	(29,680)
Repayments of Westfalia Group debt	—	—
Other, net	(390)	(240)
Net cash provided by financing activities	82,360	3,700
Effect of exchange rate changes on cash	(110)	2,210
Cash and Cash Equivalents:
Increase (decrease) for the year	(1,920)	(20,670)
At beginning of year	29,570	50,240
At end of year	$27,650	$29,570
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,630	$14,270
Cash paid for taxes	$5,780	$7,740

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Horizon Americas
Net sales	$70,880	$88,300	$390,690	$439,700
Operating profit (loss)	$(11,580)	$5,220	$(6,850)	$44,060
Special Items to consider in evaluating operating profit:
Severance	$40	$310	$5,050	$970
Distribution center inefficiencies & fines	$5,810	$—	$12,330	$—
Restructuring	$2,050	$1,100	$7,360	$1,220
Adjusted operating profit (loss)	$(3,680)	$6,630	$17,890	$46,250

Horizon Europe-Africa
Net sales	$66,840	$72,900	$323,260	$325,970
Operating loss	$(16,480)	$(7,740)	$(148,630)	$(1,790)
Special Items to consider in evaluating operating loss:
Severance	$120	$1,930	$3,060	$5,720
Impairment of intangible assets	$1,000	$—	$126,770	$—
Restructuring	$1,760	$860	$3,200	$1,090
Brink transaction & termination costs	$—	$—	$660	$—
Acquisition, integration, and other costs	$1,330	$370	$2,070	$640
Adjusted operating profit (loss)	$(12,270)	$(4,580)	$(12,870)	$5,660

Horizon Asia-Pacific
Net sales	$34,240	$34,790	$136,000	$127,310
Operating profit	$5,230	$5,500	$20,250	$18,740
Special Items to consider in evaluating operating profit:
Severance	$140	$—	$210	$270
Acquisition & integration costs	$—	$200	$70	$1,200
Restructuring	$80	$—	$270	$30
Impairment of intangible assets	$—	$—	$—	$—
Adjusted operating profit	$5,450	$5,700	$20,800	$20,240

Corporate Expenses
Operating loss	$(6,210)	$(5,090)	$(35,160)	$(26,250)
Special Items to consider in evaluating operating loss:
Severance	$1,200	$—	$3,950	$520
Brink Group transaction & termination costs	$(260)	$—	$10,680	$—
Restructuring	$—	$—	$—	$260
Acquisition, integration, and other costs	$—	$2,130	$50	$4,830
Adjusted operating loss	$(5,270)	$(2,960)	$(20,480)	$(20,640)

Total Company
Net sales	$171,960	$195,990	$849,950	$892,980
Operating profit (loss)	$(29,040)	$(2,110)	$(170,390)	$34,760
Total Special Items to consider in evaluating operating profit (loss)	$13,270	$6,900	$175,730	$16,750
Adjusted operating profit (loss)	$(15,770)	$4,790	$5,340	$51,510

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, and gains or income, collectively described as ''Special Items,'' that are included in the determination of net income (loss) and earnings (loss) per share under GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted net income (loss) and adjusted diluted earnings (loss) per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Net loss attributable to Horizon Global, as reported	$(46,760)	$(20,840)	$(203,960)	$(3,550)
Impact of Special Items to consider in evaluating quality of income (loss):
Impairment of goodwill & other intangibles	1,000	—	126,770	—
Brink Group transaction & termination costs	(260)	—	16,480	—
Severance	1,500	2,240	12,270	7,480
Distribution center inefficiencies & fines	5,810	—	12,330	—
Restructuring	3,890	1,970	10,830	2,720
Acquisition, integration, and other costs	1,340	2,710	2,190	6,830
Loss on extinguishment of debt	—	—	—	4,640
Gain on sale of product line	—	(1,290)	—	(1,290)
Tax reform	—	11,850	—	11,850
Tax impact of special items	(1,800)	660	(11,460)	(4,080)
Adjusted net income (loss)	$(35,280)	$(2,700)	$(34,550)	$24,600

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Diluted loss per share attributable to Horizon Global, as reported	$(1.86)	$(0.84)	$(8.14)	$(0.14)
Impact of Special Items to consider in evaluating quality of EPS:
Impairment of goodwill & other intangibles	0.04	—	5.06	—
Brink Group transaction & termination costs	(0.01)	—	0.66	—
Severance	0.06	0.09	0.49	0.30
Distribution center inefficiencies & fines	0.23	—	0.49	—
Restructuring	0.15	0.08	0.43	0.11
Acquisition, integration, and other costs	0.05	0.11	0.09	0.27
Loss on extinguishment of debt	—	—	—	0.19
Gain on sale of product line	—	(0.05)	—	(0.05)
Tax reform	—	0.48	—	0.48
Tax impact of special items	(0.07)	0.02	(0.46)	(0.17)
Impact of change in dilutive shares outstanding due to Special Items	—	—	—	(0.01)
Adjusted earnings (loss) per share attributable to Horizon Global	$(1.40)	$(0.11)	$(1.38)	$0.98

Weighted-average shares outstanding, diluted, as reported	25,127,022	24,937,748	25,053,013	24,781,349
Impact of Special Items on diluted weighted average common shares outstanding	—	—	—	431,516
Diluted weighted average common shares outstanding, adjusted to exclude Special Items	25,127,022	24,937,748	25,053,013	25,212,865

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended December 31, 2018				Twelve months ended December 31, 2018
	Horizon Americas	Horizon Europe‑ Africa	Horizon Asia‑ Pacific	Consolidated	Horizon Americas	Horizon Europe‑ Africa	Horizon Asia‑ Pacific	Consolidated
Revenue growth as reported	(19.7)%	(8.3)%	(1.6)%	(12.3)%	(11.1)%	(0.8)%	6.8%	(4.8)%
Less: currency impact	(0.4)%	(3.0)%	(5.6)%	(2.3)%	(0.3)%	4.3%	(1.6)%	1.2%
Revenue growth at constant currency	(19.3)%	(5.3)%	4.0%	(10.0)%	(10.8)%	(5.1)%	8.4%	(6.0)%